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                            FORWARD INDUSTRIES, INC.
                             275 Hempstead Turnpike
                         West Hempstead, New York 11552


                                                      December 18, 1997


Chase Mellon Shareholder Services
450 West 33rd Street
15th Floor
New York, New York 10001
Attn:  Joan Carrington

RE:  WARRANT AGREEMENT, DATED AS OF OCTOBER 20, 1994,
     BETWEEN FORWARD INDUSTRIES, INC. AND
     CHASE MELLON SHAREHOLDER SERVICES
     ------------------------------------------------

Ladies and Gentlemen:

         Reference is hereby made to that certain Warrant Agreement (the "Warrant Agreement"), dated as of October 20, 1994, as amended, between Forward Industries, Inc. (the "Company") and Chase Mellon Shareholder Services (f/k/a Mellon Securities Trust Company) (the "Warrant Agent"). Any capitalized term used in this letter without definition shall have the same meaning in this letter as in the Warrant Agreement, unless the context otherwise requires.

         The Company intends to declare a two-for-one reverse stock split on its authorized and outstanding shares of Common Stock, $.01 par value effective as of December 23, 1997 (the "Effective Date"). Should the Effective Date change, you will be informed. Pursuant to the Warrant Agreement, upon effectiveness of the referenced reverse stock split, each Class B Warrant shall entitle the registered holder thereof to purchase one share of Common Stock at $5.00 per share.

         In order to effectuate the foregoing, would you kindly confirm, by signing this letter below, that the provisions of the Warrant Agreement shall be amended, effective as of the Effective Date, in the following respects:

         1. As a result of the reverse stock split and reduction in Warrant Price referenced above, each Class B Warrant shall entitle the registered holder thereof to purchase one share of Common Stock at $5.00 per share.

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Chase Mellon Shareholder Services
December 18, 1997.
2


         2. The references in the sixth sentence of paragrapgh 5(b) of the Warrant Agreement, as amended, to "$3.00" and to "$2.75" are amended to "$6.00" and to $5.50", respectively.

         3. In all other respects, the Warrant Agreement shall continue in full force and effect.

         4. The provisions of this letter may not be changed or modified except in a writing signed by both of the parties hereto.

         5. This letter may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

         If the foregoing correctly sets forth our understanding and agreement, would you kindly indicate your agreement thereto by executing a copy of this letter below and returning it to the undersigned.

                                            Very truly yours,

                                            FORWARD INDUSTRIES, INC.


                                            By:
                                               --------------------------------
                                               William E. Mooar
                                               President
AGREED:

CHASE MELLON SHAREHOLDER SERVICES,
Warrant Agent


By:
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